Exhibit 10.36

Form for Non-Employee Directors

ANTERO RESOURCES CORPORATION

LONG-TERM INCENTIVE PLAN

BONUS STOCK GRANT NOTICE

Pursuant to the terms and conditions of the Antero Resources Corporation Long-Term Incentive Plan, as amended from time to time (the “Plan”), Antero Resources Corporation (the “Company”) hereby grants to the individual listed below (“you” or the “Participant”) the number of shares of Bonus Stock (the “Bonus Shares”) set forth below.  The Bonus Shares are subject to the terms and conditions set forth herein and in the Bonus Stock Agreement attached hereto as Exhibit A (the “Agreement”) and in the Plan, each of which is incorporated herein by reference.  Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:	[___________________________________]
Date of Grant:	[________________], 20___
Total Number of Shares of Bonus Stock:	[___________] Shares

You will be deemed to have accepted the Bonus Shares on the terms and conditions of the Plan, the Agreement and this Bonus Stock Grant Notice (this “Grant Notice”) unless you provide written notice to the Company within 30 days following the Date of Grant stating that you do not wish to accept the Bonus Shares.  Any such notice must be sent to: Antero Resources Corporation, 1615 Wynkoop Street Denver, Colorado 80202, Attention: Chief Administrative Officer and Regional Senior Vice President.  Upon the Company’s receipt of any such notice, the Bonus Shares granted hereunder will automatically be forfeited and the Company and its Affiliates will not have any further obligations to you under this Grant Notice or the Agreement.

Unless you provide written notice to the Company in the manner described above stating that you do not wish to accept the Bonus Shares, you will be deemed to have acknowledged that (i) you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice and (ii) you agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan or this Grant Notice.

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IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, effective for all purposes as provided above.

ANTERO RESOURCES CORPORATION By: Alvyn A. Schopp Chief Administrative Officer and Regional Senior Vice President

Signature Page to

Bonus Stock Grant Notice

EXHIBIT A

BONUS STOCK AGREEMENT

This Bonus Stock Agreement (this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached (the “Date of Grant”) by and between Antero Resources Corporation, a Delaware corporation (the “Company”), and [____________________] (“Director”).   Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1.  Award.  In consideration of Director’s past and/or continued service as a member of the Board and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant, the Company hereby grants to Director the number of shares of Bonus Stock set forth in the Grant Notice (the “Bonus Shares”) on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

2. Issuance Mechanics.  The Bonus Shares shall be issued in the form of Common Stock to Director.  The Company shall (a) cause a stock certificate or certificates representing such shares of Common Stock to be registered in the name of Director, or (b) cause such shares of Common Stock to be held in book-entry form.  For the avoidance of doubt, Director shall not pay the Company any purchase price for the Bonus Shares.

3. Rights as Stockholder.  Except as otherwise provided herein, upon issuance of the Bonus Shares by the Company, Director shall have all the rights of a stockholder of the Company with respect to such Bonus Shares subject to the restrictions herein, including the right to vote the Shares.

4. Tax Withholding.  Upon any taxable event arising in connection with the Bonus Shares, the Company shall have the authority and the right to deduct or withhold (or cause to be deducted or withheld), or to require Director to remit to the Company or one of its Affiliates an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to such event.  In satisfaction of the foregoing requirement, unless otherwise determined by the Committee, the Company or one of its Affiliates shall withhold, or cause to be surrendered, from any cash or equity remuneration (including any of the Common Stock issued under this Agreement) then or thereafter payable to Director an amount equal to the aggregate amount of taxes required to be withheld with respect to such event.  The amount of such withholding shall be limited to the aggregate amount of taxes required to be withheld based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income; provided,  however, that such withholding may be based on rates in excess of the minimum statutory withholding rates if (x) the Committee (i) determines that such withholding would not result in adverse accounting, tax or other consequences to the Company or any of its Affiliates (other than immaterial administrative, reporting or similar consequences) and (ii) authorizes such withholding at such greater rates and (y) Director consents to such withholding at such greater rates.  Director acknowledges and agrees that none of the Board, the Committee, the Company or any of their respective Affiliates has made any representation or warranty as to the tax consequences to Director as a result of the receipt of the Bonus Shares.  Director represents that he is in no manner relying on the Board, the Committee, the Company or any of their respective Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences. Director represents that he has consulted with any tax consultants that Director deems advisable in connection with the Bonus Shares.

5. Membership on the Board.  Nothing in the adoption of the Plan, nor the grant of the Bonus Shares, shall confer upon Director the right to continued membership on the Board or affect in any way the right of the Company to terminate such membership at any time.  Any question as to whether and when there has been a termination of Director’s membership on the Board, and the cause of such termination, shall be determined by the Board or its delegate, and its determination shall be final.

Compliance with Securities Law.  Notwithstanding any provision of this Agreement to the contrary, the issuance of Common Stock hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any securities exchange or market system upon which the Common Stock may then be listed.
6.

Exhibit A-1

No Common Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any securities exchange or market system upon which the Common Stock may then be listed.  In addition, Common Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) is in effect at the time of such issuance with respect to the Common Stock to be issued or (b) in the opinion of legal counsel to the Company, the Common Stock to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Common Stock hereunder will relieve the Company of any liability in respect of the failure to issue such Common Stock as to which such requisite authority has not been obtained.  As a condition to any issuance of Common Stock hereunder, the Company may require Director to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

7. No Right to Continued Awards.  The grant of the Bonus Shares is a one-time award and does not create any contractual or other right to receive a grant of awards or benefits in lieu of awards in the future. Future awards will be at the sole discretion of the Committee.

8. Notices.  Any notices or other communications provided for in this Agreement shall be sufficient if in writing.  In the case of Director, such notices or communications shall be effectively delivered if hand delivered to Director at Director’s principal residence or if sent by registered or certified mail to Director at the last address Director has filed with the Company.  In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.

9. Agreement to Furnish Information.  Director agrees to furnish to the Company all information requested by the Company to enable the Company or any of its Affiliates to comply with any reporting or other requirement imposed upon the Company or any of its Affiliates by or under any applicable statute or regulation.

10. Entire Agreement; Amendment.  This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Bonus Shares granted hereby.  Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.  The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of Director shall be effective only if it is in writing and signed by both Director and an authorized officer of the Company.

11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.

12. Successors and Assigns.  The Company may assign any of its rights under this Agreement without Director’s consent.  This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon Director and Director's beneficiaries, executors, administrators and the person(s) to whom the Bonus Shares may be transferred by will or the laws of descent or distribution.

13. Clawback.  Notwithstanding any provision in this Agreement, the Grant Notice or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any Securities and Exchange Commission rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the Board from time to time, all shares of Common Stock issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.

14. Severability.  If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

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Exhibit A-2